UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of principal executive offices, including zip code)

(781) 250-0111

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

The Information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On December 7, 2023, Repligen Corporation (the “Company”) issued a press release announcing the entry into privately negotiated exchange and/or subscription agreements (the “Exchange/Subscription Agreements”) with certain holders of its outstanding 0.375% Convertible Senior Notes due 2024 (the “2024 Notes”) and certain new investors, pursuant to which the Company will issue $600 million aggregate principal amount of 1.00% Convertible Senior Notes due 2028 (the “New Notes”). Approximately $309.9 million principal amount of the New Notes will be issued in exchange for approximately $217.7 million principal amount of 2024 Notes (the “Exchange Transactions”) and approximately $290.1 million principal amount of the New Notes will be issued for cash (the “Subscription Transactions”, and together with the Exchange Transactions, the “Transactions”). In each case, the New Notes will be issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company is relying on this exemption from registration based in part on representations made by the investors in the New Notes in the Exchange/Subscription Agreements, including representations that such investors are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act, and “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act. Following the closing of the Transactions, which is expected to occur on or about December 14, 2023, subject to customary closing conditions, approximately $69.7 million in aggregate principal amount of 2024 Notes will remain outstanding with terms unchanged.

The Company anticipates the cash proceeds from the Subscription Transactions will be approximately $276.2 million, after subtracting fees and estimated expenses in connection with the Transactions. The Company intends to use approximately $14.4 million of the proceeds from the Subscription Transactions to repurchase shares of its common stock from certain purchasers of the New Notes and a portion of the proceeds to finance in part the settlement upon conversion or repurchase of the remaining 2024 Notes at or prior to maturity. The Company intends to use the remainder of the proceeds for working capital and general corporate purposes, including to fund possible acquisitions of, or investments in, complementary businesses, products, services and technologies. However the Company has no current plans or obligations to do so.

In connection with the issuance of the New Notes, the Company has been advised that the placement agent for the Transactions intends to purchase approximately $5.1 million of the Company’s common stock from certain purchasers of the New Notes.

When issued:

•

The New Notes will represent senior unsecured obligations of the Company and will pay interest semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2024, at a rate of 1.00% per annum.

•	The New Notes will mature on December 15, 2028, unless earlier converted, redeemed or repurchased.

•

The New Notes will be convertible at the option of holders in certain circumstances and during certain periods into cash up to their principal amount, and into cash, shares of the Company’s common stock or a combination of cash and the Company’s common stock, at the Company’s election, for the conversion value above the principal amount, if any. The initial conversion rate is 4.9247 shares of the Company’s common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $203.06 per share, and will be subject to customary anti-dilution adjustments. This represents an approximately 30% conversion premium over the closing price of $156.20 of the Company’s common stock on December 6, 2023.

•

The Company may redeem for cash all or any portion of the New Notes, at its option, on or after December 18, 2026 and prior to the 21st scheduled trading day immediately preceding the maturity date at a redemption price of 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding the redemption date, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption; provided that if the Company redeems less than all of the outstanding New Notes, at least $100.0 million aggregate principal amount of New Notes must be outstanding and not subject to redemption as of the relevant redemption notice date.

If the Company undergoes a “fundamental change” (as defined in the indenture governing the New Notes), holders may require the Company to repurchase for cash all or part of their New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, if certain “make-whole fundamental changes” (as defined in the indenture governing the New Notes) occur or the Company calls all or a portion of the New Notes for redemption, the Company will, in certain circumstances, increase the conversion rate for any New Notes converted in connection with such make-whole fundamental change or any New Notes called for redemption that are converted during the related redemption period.

The New Notes and any of the Company’s common stock issuable upon conversion of the New Notes have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration under, or an applicable exemption from, the registration requirements of the Securities Act and any applicable state securities laws. Initially, a maximum of 3,841,200 shares of the Company’s common stock may be issued upon conversion of the New Notes, based on the initial maximum conversion rate for the New Notes, which includes the maximum number of “make-whole” shares deliverable upon conversion of the New Notes in connection with certain “fundamental change” transactions or redemptions and is subject to customary anti-dilution adjustments.

A copy of the Form of Exchange/Subscription Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Form of Exchange/Subscription Agreement is qualified in its entirety by reference to such exhibit. A copy of the press release announcing the Transactions is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the New Notes or the Company’s common stock, nor shall there be any sale of the New Notes or the Company’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Exchange/Subscription Agreement

99.2	Press Release issued by Repligen Corporation on December 7, 2023.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: December 7, 2023	By:	/s/ Tony J. Hunt
Tony J. Hunt
Chief Executive Officer